UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2012

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-1485933	26-3552213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza, No. 91 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China 100022
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86 10 85712518

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2012 (June 15, 2012 in Beijing, China), the Company held its Annual General Meeting of Stockholders to vote on the following matters:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2013, in accordance with the voting results listed below.

	Votes
Nominee Name	Votes For	Votes Withheld	Broker Non-Votes

Dr. WanChun Hou	21,570,408	309,000	2,917,838

Qiang Li	21,570,408	309,000	2,917,838

Jihong Bao	21,570,408	309,000	2,917,838

Xin Wang	21,214,528	664,880	2,917,838

Albert Liu	21,214,528	664,880	2,917,838

Regis Kwong	21,214,528	664,880	2,917,838

Dr. Kokhui Tan	21,570,408	309,000	2,917,838

Iris Geng	21,570,408	309,000	2,917,838

Dr. Tingjie Lv	21,570,408	309,000	2,917,838

Zhaoxing Huang	21,570,408	309,000	2,917,838

Dong Li	21,570,408	309,000	2,917,838

2. Approval of the Company’s 2012 Omnibus Securities and Incentive Plan

Stockholders approved the Company’s 2012 Omnibus Securities and Incentive Plan, in accordance with the voting results listed below.

Votes
For	Against	Abstain	Broker Non-Votes
21,381,963	493,975	3,470	2,917,838

3. Ratification of the Company’s Independent Auditors

Stockholders ratified the reappointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012, in accordance with the voting results listed below.

Votes
For	Against	Abstain	Broker Non-Votes
24,474,792	300,000	22,454	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2012	TRUNKBOW INTERNATIONAL HOLDINGS LTD.

By:
Name: Yuanjun Ye
Title: Chief Financial Officer

Exhibit Index

None.